UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2020

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469.549.2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 14, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Results with respect to proposals submitted at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Stockholders elected nine directors to serve a term expiring at the Company’s annual meeting of stockholders to be held in 2021.

NOMINEE	VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Jay Bray	67,497,665	1,261,156	129,311	13,240,436
Busy Burr	67,430,285	1,304,230	153,617	13,240,436
Robert Gidel	66,970,870	1,745,548	171,714	13,240,436
Roy Guthrie	67,067,032	1,617,858	203,242	13,240,436
Christopher Harrington	67,417,743	1,313,180	157,209	13,240,436
Michael Malone	66,952,362	1,765,118	170,652	13,240,436
Shveta Mujumdar	67,453,076	1,276,630	158,426	13,240,436
Tagar Olson	66,926,015	1,786,752	175,365	13,240,436
Steven Scheiwe	67,514,812	1,218,266	155,054	13,240,436

Proposal 2: Advisory vote on named executive compensation (Say on Pay)

Stockholders approved an advisory vote on named executive compensation (Say on Pay)

VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
49,770,770	18,969,128	148,234	13,240,436

Proposal 3: Ratification of Appointment of Ernst & Young LLP

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

VOTES FOR	AGAINST	ABSTAIN
80,821,182	932,249	375,137

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: May 14, 2020

By:    /s/ Christopher G. Marshall

Christopher G. Marshall
Vice Chairman & Chief Financial Officer